EXHIBIT 99.1

Consolidated Financial Statements

of

PBI-Dansensor A/S

As of December 31, 2011 and 2010

and

for the years then ended

Statement by the Executive Board and the Board of Directors

The Executive Board and the Board of Directors have today discussed and approved the consolidated balance sheets of PBI-Dansensor A/S and subsidiaries (the “Group”) as of December 31, 2011 and 2010, the related consolidated income statements and consolidated cash flow statements for the years then ended.

The consolidated financial statements referred to above have been prepared in accordance with the Danish Financial Statements Act. We consider the accounting policies used to be appropriate.

Accordingly, the consolidated financial statements referred to above present fairly in all material respects, the financial position of the Group as of December 31, 2011 and 2010 and the results of its operations and its cash flows for the years then ended in conformity with the Danish Financial Statements Act.

The accounting principles of the Danish Financial Statements Act vary in certain significant respects from US generally accepted accounting principles. Information relating to the effects of such differences is presented in Note 15 to the consolidated financial statements.

Ringsted, June 20, 2012

Executive Board:

/s/ Jesper Bilde
Jesper Bilde

Board of Directors:

/s/ Robert L. Demorest	/s/ Darrell B. Lee	/s/ Douglas J. Lindemann
Robert L. Demorest	Darrell B. Lee	Douglas J. Lindemann
Chairman

/s/ Kenneth Weber	/s/ Rune Mølgaard
Kenneth Weber (elected by the employees)	Rune Mølgaard (elected by the employees)

Independent Auditors’ Report

To the Board of Directors and Shareholders of PBI-Dansensor A/S

We have audited the accompanying consolidated balance sheets of PBI-Dansensor A/S and subsidiaries (the “Group”) as of December 31, 2011 and 2010 and the related consolidated income statements and consolidated cash flow statements for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 2011 and 2010 and the results of its operations and its cash flows for the years then ended, in conformity with the Danish Financial Statements Act.

The accounting principles of the Danish Financial Statements Act vary in certain significant respects from US generally accepted accounting principles. Information relating to the nature and effects of such differences is presented in Note 15 to the consolidated financial statements.

/s/ KPMG

Statsautoriseret Revisionspartnerselskab

(Limited Liability Partnership of State Authorised Public Accountants)

Copenhagen, Denmark

June 20, 2012

Accounting Policies

The Consolidated Balance Sheets of the PBI-Dansensor Group as of December 31, 2011 and 2010, and the related consolidated income statements and the consolidated cash flow statements for each of the years in the two year period ended December 31, 2011 have been prepared in accordance with the Danish Financial Statements Act.

The Financial Statements are prepared based on the Danish statutory annual reports for 2011 and 2010 which have been submitted and registered with the Danish Commerce and Companies Agency.

Compared to Danish Statutory annual reports that have been filed with the Danish Commerce and Companies Agency the following changes have been made to the annual reports:

•                  Management´s Review that is included in the annual reports have not been included as part of these financial statements.

•                  The parent company financial statements that are included in the annual report have been omitted from the attached financial statements. The footnotes have been updated so that they only reflect information related to the consolidated financial statements.

•                  Cash flow statements and related notes have been included in the financial statements.

•                  In the Income Statement development costs have been included in production costs.

•                  Footnote 15 has been added to the financial statements, this footnote includes a reconciliation of net income for the periods ended December 31, 2011 and 2010 and equity as of December 31, 2011 and 2010 from Danish Financial Statements Act (Danish GAAP) to US GAAP.

Recognition and Measurement

Income is recognised in the income statement as earned, including value adjustments of financial assets and liabilities measured at fair value or amortised cost. Equally, costs incurred to generate the year’s earnings are recognised, including depreciation, amortisation, impairment losses and provisions as well as reversals as a result of changes in accounting estimates of amounts which were previously recognised in the income statement.

Assets are recognised in the balance sheet when it is probable that future economic benefits will flow to the Group and the value of the asset can be reliably measured.

Liabilities are recognised in the balance sheet when an outflow of economic benefits is probable and when the value of the liability can be reliably measured.

On initial recognition, assets and liabilities are measured at cost. Subsequently assets and liabilities are measured as described below for each individual item.

In recognising and measuring assets and liabilities, any gains, losses and risks occurring prior to the presentation of the financial statements that evidence conditions existing at the balance sheet date are taken into account.

Consolidated Financial Statements

The consolidated financial statements include PBI-Dansensor A/S and those companies, where PBI-Dansensor A/S holds more than 50% of the voting rights or which it, in some other way, controls.

On consolidation, intra-group income and expenses, shareholdings, intra-group balances and dividends, and realised and unrealised gains and losses on intra-group transactions are eliminated.

Foreign Currency Translation

On initial recognition, transactions denominated in foreign currencies are translated at the exchange rates at the transaction date. Foreign exchange differences arising between the exchange rates at the transaction date and at the date of payment are recognised in the income statement as financial income or financial expenses.

Receivables and payables and other monetary items denominated in foreign currencies are translated at the exchange rates at the balance sheet date. The difference between the exchange rates at the balance sheet date and at the date at which the receivable or payable arose or was recognised in the latest financial statements is recognised in the income statement as financial income or financial expenses.

Foreign subsidiaries are considered separate entities. The income statements are translated at the average exchange rates for the month, and the balance sheet items are translated at the exchange rates at the balance sheet date. Foreign exchange differences arising on translation of the opening equity of foreign subsidiaries at the exchange rates at the balance sheet date and on translation of the income statements from average exchange rates to the exchange rates at the balance sheet date are recognised directly in equity.

Foreign exchange adjustments of intra-group balances with independent foreign subsidiaries which are considered part of the investment in the subsidiary are recognised directly in equity.

Derivative financial instruments

Derivative financial instruments are initially recognised in the balance sheet at cost and are subsequently measured at fair value. Positive and negative fair values of derivative financial instruments are included in other receivables and payables, respectively.

Changes in the fair value of derivative financial instruments designated as and qualifying for recognition as a hedge of the fair value of a recognised asset or liability are recognised in the income statement together with changes in the fair value of the hedged asset or liability.

Changes in the fair value of derivative financial instruments designated as and qualifying for recognition as a hedge of future assets or liabilities are recognised in other receivables or other payables and in equity. If the hedged forecast transaction results in income or expenses, amounts previously deferred in equity are transferred to the income statement in the period in which the hedged item affects the profit/loss for the year.

For derivative financial instruments that do not qualify for hedge accounting, changes in fair value are recognised in the income statement on a regular basis.

INCOME STATEMENT

Revenue

Income from the sale of goods for resale and finished goods is recognised in the income statement provided that delivery and transfer of risk to the buyer have taken place and provided that the income can be reliably measured and is expected to be received. Revenue is measured at fair value of the agreed consideration ex. VAT and taxes charged on behalf of third parties. All discounts granted are recognised in revenue.

Income from services comprising service in relation to products sold. Service income is recognised as services are delivered. Service income that is related to service contracts entered into with customers is recognised on a straight-line basis.

Production Costs

Production costs comprise costs, including depreciation and amortisation and salaries, incurred in generating the revenue for the year. Trading enterprises recognise their cost of sales, and production enterprises recognise their production costs incurred in generating the revenue for the year. Such costs include direct and indirect costs for raw materials and consumables, wages and salaries, rent and leases and depreciation.

Production costs also comprise research and development costs that do not qualify for capitalisation and amortisation of capitalised development costs.

Sales and Distribution Costs

Costs incurred in distributing goods sold during the year and in conducting sales campaigns, etc., during the year are recognised as distribution costs. Also, costs relating to sales staff, advertising, exhibitions and depreciation are recognised as distribution costs.

Administration Costs

Administrative expenses comprise expenses incurred during the year for group management and administration, including expenses for administrative staff, office premises and office expenses, depreciation and amortisation.

Other operating income

Other operating income comprises items secondary to the activities of the Group.

Financial Income and Expenses

Financial income and expenses comprise interest income and expense, gains and losses on securities, payables and transactions denominated in foreign currencies, amortisation of financial assets and liabilities as well as surcharges and refunds under the on-account tax scheme, etc.

Tax on Profit for the Year

The parent company is covered by the Danish rules on compulsory joint taxation of the PBI Holding A/S Group’s Danish subsidiaries.

Foreign subsidiaries are not part of the joint taxation.

The parent company PBI Holding A/S is the administrative company for the joint taxation and consequently settles all corporation tax payments with the tax authorities.

The current Danish corporation tax is allocated by settlement of joint taxation contribution between the jointly taxed companies in proportion to their taxable income. In this relation, companies with tax loss carry forwards receive joint taxation contribution from companies that have used these losses to reduce their own taxable profits.

Tax for the year comprises current tax, joint taxation contributions for the year and changes in deferred tax for the year - due to changes in the tax rate. The tax expense relating to the profit/loss for the year is recognised in the income statement, and the tax expense relating to amounts directly recognised in equity is recognised directly in equity.

BALANCE SHEET

Intangible Assets

Development Projects

Development costs comprise costs, salaries and amortisation directly or indirectly attributable to development activities.

Development projects that are clearly defined and identifiable, where the technical feasibility, sufficient resources and a potential future market or development opportunities are evidenced, and where the Company intends to produce, market or use the project, are recognised as intangible assets provided that the cost can be measured reliably and that there is sufficient assurance that future earnings can cover production costs, selling costs and administrative expenses and development costs. Other development costs are recognised in the income statement when incurred.

Development costs that are recognised in the balance sheet are measured at cost less accumulated amortisation and impairment losses.

Following the completion of the development work, development costs are amortised on a straight-line basis over the estimated useful life. The amortisation period is usually 3-5 years.

Software

Software is measured at cost price less accumulated amortisation.

Cost comprises the purchase price and any costs directly attributable to the acquisition of software until the date when the asset is available for use.

Amortisation is provided on a straight-line basis over the expected useful life of the software. The expected useful life is 3 years.

Amortisation is recognised in the income statement as administrative costs.

Plant and equipment

Fixtures and fittings, tools and equipment are measured at cost price less accumulated depreciations.

Cost comprises the purchase price and any costs directly attributable to the acquisition until the date when the asset is available for use. The cost of self-constructed assets comprises direct and indirect costs of materials, components, subsuppliers, and wages and salaries.

Depreciation is provided on a straight-line basis over the expected useful lives of the assets. The expected useful lives are as follows:

Fixtures and fittings, tools and equipment: 3-5 years.

Depreciation is recognised in the income statement as production costs, distribution costs, and administrative costs, respectively.

Gains and losses on the disposal of plant and equipment are determined as the difference between the selling price less selling costs and the carrying amount at the date of disposal. Gains or losses are recognised in the income statement as other operating income or other operating costs, respectively.

Leases

Leases for non-current assets that transfer substantially all the risks and rewards incident to ownership to the Company (finance leases) are initially recognised in the balance sheet at cost, corresponding to the lower of fair value and the net present value of future lease payments. In calculating the net present value of the future lease payments, the interest rate implicit in the lease or the incremental borrowing rate is used as the discount factor. Assets held under finance leases are subsequently depreciated as the Company’s other non-current assets.

The capitalised residual lease obligation is recognised in the balance sheet as a liability, and the interest element of the lease payment is recognised in the income statement over the term of the lease.

All other leases are operating leases. Payments relating to operating leases and any other leases are recognised in the income statement over the term of the lease. The Company’s total obligation relating to operating leases and other leases is disclosed in contractual obligations.

Impairment of non-current assets

The carrying amount of intangible assets and plant and equipment is subject to an annual test for indications of impairment other than the decrease in value reflected by depreciation or amortisation.  Impairment tests are conducted of individual assets or groups of assets when there is an indication that they may be impaired. Write-down is made to the recoverable amount if this is lower than the carrying amount.

The recoverable amount is the higher of an asset’s net selling price and its value in use. The value in use is determined as the present value of the expected net cash flows from the use of the asset or the group of assets and expected net cash flows from the disposal of the asset or the group of assets after the end of the useful life.

Inventories

Inventories are measured at cost in accordance with the FIFO method. Where the net realisable value is lower than cost, inventories are written down to this lower value.

Raw materials and consumables are measured at cost, comprising purchase price plus delivery costs.

Finished goods and work in progress are measured at cost, comprising the cost of raw materials, consumables, direct wages and salaries and indirect production overheads.

The net realisable value of inventories is determined taking into account marketability, obsolescence and development in expected selling price.

Receivables

Write-down is made for bad debt losses where there is an objective indication that a receivable has been impaired. If there is an objective indication that an individual receivable has been impaired, a write-down is made based on an individual assessment.

Write-downs are calculated as the difference between the carrying amount of receivables and the present value of the expected cash flows, including the realisable value of any collateral received.

Equity

Proposed dividends are recognised as a liability at the date when they are adopted at the annual general meeting (declaration date). The expected dividend payment for the year is disclosed as a separate item under equity.

Corporation Tax and Deferred Tax

In its capacity as the administrative company, PBI Holding A/S is liable for its subsidiaries’ corporation taxes towards the tax authorities concurrently with the payment of joint taxation contribution by the subsidiaries.

Current tax payable and receivable is recognised in the balance sheet as tax computed on the taxable income for the year, adjusted for tax on the taxable income of prior years and for tax paid on account.

Joint taxation contribution payable and receivable is recognised in the balance sheet in “Corporation tax receivable” or “Corporation tax payable”.

Deferred tax is measured using the balance sheet liability method on all temporary differences between the carrying amount and the tax value of assets and liabilities.

Where alternative tax rules can be applied to determine the tax base, deferred tax is measured based on the planned use of the asset or settlement of the liability, respectively.

Deferred tax assets, including the tax value of tax loss carryforwards, are recognised at the expected value of their utilisation; either as a set-off against tax on future income or as a set-off against deferred tax liabilities in the same legal tax entity and jurisdiction.

Adjustment is made to deferred tax resulting from elimination of unrealised intra-group profits and losses.

Deferred tax is measured in accordance with the tax rules and at the tax rates applicable at the balance sheet date when the deferred tax is expected to crystallise as current tax.

Provisions

Other provisions comprise anticipated costs related to warranties, restructurings, etc. Provisions are recognised when, as a result of past events, the Group has a legal or a constructive obligation and it is probable that there may be an outflow of resources embodying economic benefits to settle the obligation.

Liabilities

Financial liabilities are recognised at the date of borrowing at the net proceeds received less transaction costs paid. In subsequent periods, the financial liabilities are measured at amortised cost, corresponding to the capitalised value using the effective interest rate. Accordingly, the difference between the proceeds and the nominal value is recognised in the income statement over the term of the loan.

Other liabilities are measured at net realisable value.

Deferred income

Deferred income comprises payments received concerning income in subsequent years.

Cash Flow Statement

The cash flow statement shows the Group’s cash flows from operating, investing and financing activities for the year, the year’s changes in cash and cash equivalents as well as the Company’s cash and cash equivalents at the beginning and end of the year.

Cash flows provided by operating activities

Cash flows from operating activities are calculated as the profit/loss for the year adjusted for non-cash operating items, changes in working capital and corporation tax paid.

Cash flows used in investing activities

Cash flows from investing activities comprise payments in connection with acquisitions and disposals of enterprises and activities and of intangible assets, property, plant and equipment and investments.

Cash flows provided by financing activities

Cash flows from financing activities comprise changes in the size or composition of the Company’s share capital and related costs as well as the raising of loans, repayment of interest-bearing debt and payment of dividends to shareholders.

Cash and cash equivalents`

Cash and cash equivalents comprise cash and short-term marketable securities with a term of three months or less which are subject to an insignificant risk of changes in value.

Consolidated Income statement for the year ended December 31

		Consolidated

DKK’000	Notes	2011	2010

Revenue		108,453	107,293
Production costs	1, 4, 5	-44,235	-48,561
Gross profit		64,218	58,732

Sales and distribution costs	1, 5	-30,364	-29,664
Administration costs	1, 5	-22,280	-20,410
Operating profit		11,574	8,658

Other operating income	2	0	2,019
Profit before interest and tax		11,574	10,677

Financial income		95	791
Financial expenses		-320	-290
Profit before tax		11,349	11,178

Tax on profit for the year	3	-2,864	-2,969
PROFIT FOR THE YEAR		8,485	8,209

Proposed profit appropriation

Dividend		15,000	0
Retained earnings		-6,515	8,209
		8,485	8,209

Consolidated Balance Sheet as of December 31

		Consolidated

DKK’000	Notes	2011	2010

ASSETS

Development projects		11,569	8,390
Software		3,688	0
Intangible assets	4	15.257	8,390

Fixtures and fittings, tools and equipment		4,543	4,666
Plant and equipment	5	4.543	4,666

Deposits	6	672	716
Investments		672	716

TOTAL NON-CURRENT ASSETS		20,472	13,772

Inventories	7	10,934	6,776

Trade receivables		19,519	18,159
Amounts owed by parent company	8	7,532	0
Other receivables		1,088	2,129
Prepayments		1,097	1,042
Receivables		29,236	21,330

Cash at bank and in hand		10,394	16,333

TOTAL CURRENT ASSETS		50,564	44,439

TOTAL ASSETS		71,036	58,211

Consolidated Balance Sheet as of December 31

		Consolidated

DKK’000	Notes	2011	2010

EQUITY AND LIABILITIES

Share capital		20,000	20,000
Retained earnings		12,822	19,383
Proposed dividends		15,000	0
EQUITY	9	47,822	39,383

Deferred tax	3,10	2,662	1,809
Other provisions	11	262	532
PROVISIONS		2,924	2.341

Trade payables		6,983	4,262
Other liabilities		10,380	10,474
Corporation tax payable		2,927	1,751
Short-term liabilities		20,290	16,487

LIABILITIES		20.290	16,487

TOTAL EQUITY AND LIABILITIES		71,036	58,211

Contractual obligations	12
Collateral	13
Related parties disclosures and ownership structure	14
Reconciliation to United States generally accepted accounting principles (US GAAP)	15

Consolidated Cash flow statement

		Consolidated
DKK’000	Note 6 Inventory	2011	2010

Profit for the year		8,485	8,209
Depreciation and amortisation		5,537	6,248
Foreign currency translation adjustment		-46	118
Change in work in capital:
Inventory		-4,158	2,356
Receivables		-375	-2,157
Provisions, trade and other payables		4,387	2,173
		-146	2,372
Cash flows provided by operating activities		13,830	16,947

Acquisition of intangible assets		-9,967	-4,418
Acquisition of plant and equipment		-2,434	-1,045
Disposal of plant and equipment		120	645
Term deposit made to Parent Company	8	-7,532	0
Investments		0	-59
Disposal of investments		44	0

Cash flows used in investing activities		-19,769	-4,877

Cash flows provided by (used in) financing activities		0	0

Net cash flows provided by (used in) operating, investing and financing activities		-5,939	12,070
Cash and cash equivalents at January 1		16,333	4,263

Cash and cash equivalents at December 31		10,394	16,333

Notes

Note 1  Staff costs

	Consolidated
DKK’000	2011	2010

Salaries and wages consist of:
Salaries and wages	40,372	38,006
Pensions	3,124	3,314
Social security	4,398	4,158
	47,894	45,478

Average number of employees	94	92

Remuneration of the executive board and board of directors: 2,363 (2010: 2,116)

Staff costs are recognized as follows in the financial statements:

Production costs	14,416	13,515
Sales and distribution costs	17,473	17,285
Administration costs	16,005	14,678
	47,894	45,478

Notes

Note 2  Other operating income

The operating income in 2010 is relating to the gain of the sale of a permeability product line.

Note 3  Tax on Profit for the Year

	Consolidated

DKK’000	2011	2010

Company tax charged consists of the below:
Calculated tax on profit for the year	-2,140	-1,024
Adjustment deferred tax for the year	-883	-1,613
Adjustment previous years	159	-332

	-2,864	-2,969

Specified as follows:

Tax on profit for the year	-2,922	-2,969
Tax on changes in equity	58	0
	-2,864	-2,969

Note 4  Intangible Assets

	Consolidated
	2011		2010

DKK’000	Development Projects	Software	Development Projects	Software

Costs at January 1	14,910	0	25,181	0
Additions for the year	6,279	3,688	4,418	0
Disposals for the year	-1,734	0	-14,689	0

Costs at December 31	19,455	3,688	14,910	0

Notes

Note 4  Intangible assets (continued)

	Consolidated
	2011		2010
DKK’000	Development Projects	Software	Development Projects	Software
Impairment losses and amortisation at January 1	6,520	0	17,536	0
Disposals for the year	-1,734	0	-14,689	0
Amortisation	3,100	0	3,673	0

Impairment losses and amortisation at December 31	7,886	0	6,520	0

Carrying amount at December 31	11,569	3,688	8,390	0

Amortisation and impairment losses are recognised in production costs in the financial statements.

Note 5  Plant and Equipment

	Fixtures and fittings, tools and equipment	Fixtures and fittings, tools and equipment
Costs at January 1	15,272	16,521
Foreign currency translation adjustments, foreign entities	-9	65
Additions for the year	2,434	1,045
Disposals for the year	-2,206	-2,359

Costs at December 31	15,491	15,272

Notes

Note 5  Plant and equipment (continued)

	Consolidated
	2011	2010
DKK’000	Fixtures and fittings, tools and equipment	Fixtures and fittings, tools and equipment
Depreciations at January 1	10,606	9,794
Foreign currency translation adjustments, foreign entities	-5	53
Depreciation, assets sold	-2,090	-1,816
Depreciation for the year	2,437	2,575

Depreciations at December 31	10,948	10,606

Carrying amount at December 31	4,543	4,666

Depreciation and impairment losses are recognised as follows in the financial statements:

Production costs	913	1,046
Sales and distribution costs	963	959
Administration costs	561	570

	2,437	2,575

Notes

Note 6  Investments

	Consolidated
DKK’000	2011	2010
Costs at January 1	716	657
Foreign currency translation adjustments, foreign entities	0	3
Additions for the year	0	56
Disposals for the year	-44	0

Costs at December 31	672	716

Carrying amount at December 31	672	716

Note 7 Inventory

	Consolidated
DKK’000	2011	2010

Inventories consist of the below:
Raw materials and consumables	6,470	4,682
Finished goods and goods in progress	4,464	2,094

	10,934	6,776

Note 8  Amounts owed by parent company

Due to that the company has had excess liquidity the company has made a term deposit with the parent company.  The term deposit accrues interest equivalent to the interest rates received on term deposits with commercial banks. The term deposit can be repaid with 3 days notice.

Note 9  Equity

	Consolidated
DKK’000	2011	2010

Share capital:
Share capital at January 1	20,000	20,000

Share capital at December 31	20,000	20,000

Retained earnings:
Retained earnings at January 1	19,383	11,127
Foreign currency translation adjustments subsidiaries	128	47
Value change of financial hedge instruments, end of year	-232	0
Tax on changes in equity	58	0
Transferred, cf. profit appropriation	-6,515	8,209

Retained earnings at December 31	12,822	19,383

Proposed dividend, cf. profit appropriation	15,000	0

Equity at December 31	47,822	39,383

The share capital of the company, nominal value 20,000, which has remained unchanged this year and the previous five financial years, consists of shares of 100, each, or multiples hereof.

Notes

Note 10  Deferred Tax

	Consolidated
DKK’000	2011	2010

Deferred tax at January 1	1,809	-221
Deferred tax adjustments, previous years	-30	417
Adjustments for the year	883	1,613

Deferred tax at December 31	2,662	1,809

Deferred tax relates to intangible assets, plant and equipment and current assets.

Note 11  Other provisions

	Consolidated
DKK’000	2011	2010
Other provisions at January 1	532	532
Utilised during the year	-532	0
Provision for the year	262	0

Other provisions at December 31	262	532

The provisions are expected to be payable in:
0-1 year:	262	532
	262	532

Note 12  Contractual obligations

	Consolidated
DKK’000	2011	2010
Lease obligations (operating lease) falls due within 5 years by a total of	1,780	1,639
Rental obligations	6,065	6,669

	7,845	8,308

Notes

Note 13 Collateral

PBI Dansensor A/S has entered into import banker’s credit with Danske Bank of the amount 200 (DKK 1,000)

Note 14  Related parties and ownership structure

Related parties of PBI-Dansensor A/S are:

Controlling interest:

PBI Holding A/S, Kærup Allé 3, DK-4100 Ringsted.

Ownership structure:

Below shareholders are registered in the company shareholders’ book as holding at least 5% of the votes or at least 5% of the share capital:

PBI Holding A/S.

The consolidated financial statements are included in the PBI Holding A/S consolidated financial statements.

Notes

Note 15 Reconciliation to United States generally accepted accounting principles (U.S. GAAP)

The Financial Statements for 2011 and 2010 have been prepared in accordance with the provisions of the Danish Financial Statements Act (Danish GAAP), which differ in certain respects from U.S. GAAP.

The following is a summary of material adjustments to net income for the years ended December 31, 2011 and 2010 and equity as of December 31, 2011 and 2010, necessary to reconcile those to net income and equity determined in accordance with U.S. GAAP.

Reconciliation of net income under Danish GAAP to U.S. GAAP

	Consolidated
DKK’000	2011	2010
Net income as reported under Danish GAAP	8,485	8,209
Development costs incurred in the year	-6,279	-4,418
Amortization of development costs for the year	3,100	3,673
Deferred tax adjustments	795	186

Net income as reported under U.S. GAAP	6,101	7,650

Reconciliation of equity under Danish GAAP to U.S. GAAP

	Consolidated
DKK’000	2011	2010
Equity as reported under Danish GAAP	47,822	39,383
Reversal of capitalized development costs, net of accumulated amortization as of January 1.	-8,390	-7,645
Development costs incurred in the year	-6,279	-4,418
Amortization of development costs for the year	3,100	3,673
Deferred tax adjustments	2,892	2,097

Equity as reported under U.S. GAAP	39,145	33,090

Development costs

According to Danish GAAP development projects that are clearly defined and identifiable, where the technical utilization degree, sufficient resources and a potential future market or development opportunities in the enterprise is evidenced and where the enterprise intends to produce, market or use the project, are recognized as intangible assets provided that the costs can be measured reliably and that there is sufficient assurance that future earnings can cover costs, selling and administrative expenses and development costs. Other development costs are recognized in the income statement when occurred.

Capitalized development costs are measured at the lower of cost less accumulated amortization and recoverable amount.

Following the completion of the development work, development costs are amortized on a straight-line basis. The amortization period is three to five years.

Intangible assets are subject to an annual test for indications of impairment other than the decrease in value reflected by amortisation. Impairment tests are conducted when there is an indication that they may be impaired. Write-down is made to the recoverable amount if this is lower than the carrying amount.

Under U.S. GAAP development costs are expensed as incurred.

Classification differences between Danish GAAP and US GAAP

In addition to the differences between Danish and US GAAP related to the recognition and measurement of transactions by the Group, there are also a number of differences in the manner in which items are classified in the consolidated income statement and consolidated balance sheet. These classification differences have no impact on net income or equity.

Statement of Cash flows

Under Danish GAAP, cash flows used in investing activities included investments in capitalised development costs.  Under US GAAP these costs are included in cash flows provided by operating activities on the consolidated cash flow statement.  This amounts to DKK 6,279,000 (2010: DKK 4,418,000).

Aside from the above, there are no material differences between cash flow reporting reported in the cash flow statement under Danish GAAP and cash flows reported in a statement of cash flows prepared in accordance with US GAAP.

Note 16 Subsequent events

We have evaluated the subsequent events through June 20, 2012, the date at which the financial statements were available, and none, other than the closing of the acquisition of PBI Dansensor by MOCON on April 2, 2012, were identified.